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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 5, 2001

                         PIONEER CORPORATION OF AMERICA
             (Exact name of registrant as specified in its charter)


           DELAWARE                      1-9859           06-1420850
           --------                      ------           ----------
(State or other jurisdiction of       (Commission         (IRS Employer
         incorporation)                File No.)          Identification No.)

      700 LOUISIANA, SUITE 4300, HOUSTON, TEXAS              77002
      -----------------------------------------              -----
      (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:    713-570-3200
                                                       ------------

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On January 5, 2001, Pioneer Companies, Inc. ("Pioneer"), the parent of the Registrant, issued a press release announcing that the Registrant, did not make principal payments that were due on December 28, 2000 on its two classes of floating rate term notes issued in 1997. The press release also disclosed that Pioneer has terminated previously-announced discussions with respect to a short-term credit facility, and is developing a more comprehensive financial restructuring program, for which it will solicit the consent of its lenders at the earliest practical time.

         It was also announced that Pioneer has engaged Wasserstein Perella & Co., Inc. to assist in developing the restructuring plan, obtaining necessary consents and securing any necessary financing, and that Weil Gotshal & Manges has been retained as special restructuring counsel.

         In the press release, Pioneer emphasized that it is continuing to pay its vendors in the ordinary course of business, and that it continues to have positive cash flow from operations despite very high power prices that are affecting costs and volume.



ITEM 7.  Financial Statements and Exhibits.

         The following exhibit is filed with this report:

         EXHIBIT NO.               DESCRIPTION
         -----------               -----------
             99(a)        Press Release issued by Pioneer Companies, Inc. on
                          January 5, 2001.




                                      -2-
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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         PIONEER CORPORATION OF AMERICA



January 8, 2001                          By: /s/ PHILIP J. ABLOVE
                                             --------------------------------
                                                 Philip J. Ablove
                                                 Executive Vice President and
                                                 Chief Financial Officer


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                                INDEX TO EXHIBITS



EXHIBIT
NUMBER       DESCRIPTION
-------      -----------
 99(a)       Press Release issued by Pioneer Companies, Inc. on January 5,
             2001.